UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 26, 2011

Date of Report (date of earliest event reported)

Nanometrics Incorporated

(Exact name of Registrant as specified in charter)

Delaware	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 545-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 26, 2011, the Board of Directors (the “Board”) of Nanometrics Incorporated (the “Company”) appointed Stephen G. Newberry to serve on the Board as a Class III director to serve until the annual meeting of the stockholders of the Company to be held in 2013, or upon his death, resignation, removal or election of a successor. Mr. Newberry has not been, nor is he currently expected to be named, to a committee of the Board. Concurrently with such appointment, the Board increased the size of the Board from seven (7) directors to eight (8) directors.

As a non-employee director, Mr. Newberry’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors. Mr. Newberry will receive an annual retainer fee of $30,000. In addition, Mr. Newberry will receive equity incentives valued at $75,000, of which  1/2 will be granted as stock options and  1/2 will be granted as restricted stock units. The value of the stock option award will be calculated using the same methodology that the Company uses to record its accounting expense and the number of restricted stock units will be calculated based on the closing price of the Company’s common stock on May 26, 2011. The stock options and restricted stock units will vest in three equal annual installments.

There are no other arrangements or understandings between Mr. Newberry and any other person pursuant to which Mr. Newberry was appointed as a director of the Company.

Since the beginning of the Company’s last fiscal year, the Company and its subsidiaries have not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Mr. Newberry had a direct or indirect material interest in which the amount involved exceeds $120,000.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On May 26, 2011, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”).

At the Annual Meeting, there were 20,821,342 shares represented to vote either in person or by proxy, or 91.76% of the outstanding shares, which represented a quorum. The final results of voting for each matter submitted to a vote of the stockholders at the Annual Meeting are as follows:

1.	Howard A. Bain III, William G. Oldham, Ph.D. and Stephen J. Smith, Ph.D. were elected as Class I directors of the Company, each to serve for a term of three years or until his respective successor has been duly elected and qualified. The voting for each director was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Howard A. Bain III	15,272,449	84,068	5,464,825
William G. Oldham, Ph.D.	15,254,343	102,174	5,464,825
Stephen J. Smith, Ph.D.	14,998,123	358,394	5,464,825

2.	The advisory vote approving the Company’s 2010 executive compensation, as disclosed in the Company’s proxy statement for the Annual Meeting, was approved by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
15,275,298	58,942	22,277	5,464,825

3.	An annual advisory vote to approve the Company’s executive compensation was approved by the following vote:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
14,154,716	213,320	973,013	15,468	5,464,825

4.	The Company’s amended 2005 Equity Incentive Plan was approved by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
10,706,266	4,625,167	25,084	5,464,825

5.	PricewaterhouseCoopers, LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, by the following vote:

For	Against	Abstain	Broker Non-Votes
20,662,725	118,050	40,567	0

Item 8.01 Other Events

A copy of the press release announcing Mr. Newberry’s appointment to the Board, issued on May 26, 2011, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Nanometrics Incorporated dated May 26, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2011	NANOMETRICS INCORPORATED

/s/ Ronald W. Kisling
Ronald W. Kisling Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued by Nanometrics Incorporated dated May 26, 2011.